Exhibit 32.1
CERTIFICATION
Pursuant to 18 U.S.C. § 1350, the undersigned officers of Westinghouse Air Brake Technologies Corporation (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ RAYMOND T. BETLER
Raymond T. Betler President and Chief Executive Officer

Date:	February 27, 2019

By:	/s/ PATRICK D. DUGAN
Patrick D. Dugan Executive Vice President Finance and Chief Financial Officer

Date:	February 27, 2019